Exhibit 1.01

Everi Holdings Inc.

Conflict Minerals Report

For the Year Ended December 31, 2017

This Conflict Minerals Report for the reporting period from January 1, 2017 to December 31, 2017 (this “Report”) is made pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended. The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule requires public reporting companies to determine whether Conflict Minerals (as defined below) are necessary to the functionality or production of products they manufacture, or contract to manufacture; and if so, to disclose annually whether any of those Conflict Minerals originated in the Democratic Republic of Congo (“DRC”) or certain countries that share an internationally-recognized border with the DRC (each, an “adjoining country”). The term “Conflict Minerals” means cassiterite, columbite-tantalite, gold and wolframite and their derivatives (tin, tantalum, tungsten, and gold).

Company and Product Overview

Unless otherwise specified, or the context otherwise indicates, all references to “Everi,” “we,” “us,” “our,” and the Company” refer to Everi Holdings Inc. and its subsidiaries. Everi is a leading supplier of technology solutions for the casino gaming industry. We provide casino operators with a diverse portfolio of products including innovative gaming machines that power the casino floor, and casino operational and management systems that include comprehensive end-to-end payments solutions, critical intelligence offerings, and gaming operations efficiency technology.

Our Games business provides a number of products and services for casinos, including (a) gaming machines comprised primarily of Class II and Class III slot machines placed under participation or fixed fee lease arrangements or sold to casino customers, including the award-winning TournEvent®; and (b) system software, licenses, ancillary equipment and maintenance to its casino customers. Everi Games also develops and manages the central determinant system for the video lottery terminals installed in the State of New York.

Our Payments business provides cash access and related products and services including: (a) access to cash at gaming facilities via Automated Teller Machine (“ATM”) cash withdrawals, credit card cash access transactions, point of sale (“POS”) debit card transactions and check verification and warranty services; (b) equipment that provides cash access and efficiency related services; (c) products and services that improve credit decision making, automate cashier operations and enhance patron marketing activities for gaming establishments; (d) compliance, audit and data solutions; and (e) online payment processing solutions for gaming operators in states that offer intrastate, internet-based gaming and lottery activities.

We manufacture, or contract to manufacture with third parties, to produce our electronic gaming machines (“EGMs”), kiosk and related products, cabinets, computer assemblies, screens, printers, bill validators and acceptors and other wiring and harnesses (collectively, the “Equipment”). We have facilities in Austin, Texas and Las Vegas, Nevada, where we assemble the Equipment.

Reasonable Country of Origin Inquiry

We are an assembler of products and not involved with the mining and sourcing of the raw materials, including any potential Conflict Minerals. The origin of Conflict Minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted into ingots, bullion or other Conflict Mineral containing derivatives. The smelters of the Conflict Minerals or refiners are consolidating points of raw ore and are in the best position in the total supply chain to ascertain the origin of the ores. Based on our assessment, we determined that the Equipment we manufactured, or contracted to manufacture, in 2017 may contain certain Conflict Minerals (tin, tungsten, tantalum and gold) that are necessary to the functionality or production of our finished goods; and therefore, are subject to the reporting obligations of the Rule and are covered by this Report.

To perform our reasonable country of origin inquiry (“RCOI”), we conducted a survey of our direct suppliers using the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (the “Template”) developed by the Responsible Business Alliance and the Global e-Sustainability Initiative. In the survey, we asked those suppliers: (i) whether the products they supply to us (or their components) contained Conflict Minerals; and (ii) if they did, to provide information regarding the source of Conflict Minerals contained in those products and components. As a downstream company, we relied on our suppliers to provide us with information about the source of Conflict Minerals contained in the products and components they supplied to us.

We distributed the Template to our relevant, direct suppliers and received a response rate of approximately 96%. We excluded, as not relevant, those suppliers that: (i) did not provide us materials during the reporting period; or (ii) provided materials that did not contain Conflict Minerals or were not utilized in the manufacture of our Equipment during the reporting period. Based on our RCOI, we have reason to believe that some of the Conflict Minerals used in our Equipment may have originated in the DRC or an adjoining country, and may not have been from recycled or scrapped sources. Accordingly, we conducted additional diligence on the source and chain of custody of Conflict Minerals used in the manufacture of our Equipment.

Source and Chain of Custody Due Diligence

Due Diligence Plan

We performed our source and chain of custody due diligence measures with guidance from the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, Third Edition (as described below and including by using the Template), as tailored for “downstream” companies like ours, by performing the following steps:

Management processes and systems

We have a cross-functional team comprised of executives and experienced personnel with a demonstrated knowledge of our technology, products and vendor relationships to support our source and chain of custody due diligence. Our system of control and transparency consists of the supplier survey and a review of the risks identified as a result of that process. In an effort to strengthen the engagement with our suppliers, we request smelter and refiner-level information in connection with the survey. A list of these smelters, which were reported to us for the year ended December 31, 2017, is set forth on Annex I to this Report.

We include questions in our information form for prospective new suppliers that address the use of Conflict Minerals. In addition, we require suppliers that utilize in-scope materials to provide an affirmative answer regarding the use of Conflict Minerals and to make certain representations that they will cooperate with our efforts to conduct appropriate due diligence and comply with the Rule. In addition, we integrate our Conflict Minerals reporting requirements into our internal control procedures for supplier qualification by: (i) incorporating identifiers with respect to vendors who provide products containing 3TG minerals; and (ii) providing the ability for employees to contact our ethics hotline to confidentially voice any concerns regarding the circumstances surrounding the acquisition of supply chain materials from potentially conflicted sources.

Identify, assess and respond to risks within our supply chain

We evaluate survey responses from our relevant direct suppliers with respect to the smelters and refiners utilized to process the minerals used in our Equipment throughout our supply chain. We utilize risk-based criteria to determine those relevant direct suppliers that warrant further due diligence, and follow up to clarify responses with suppliers that may be sourcing or processing Conflict Minerals from the DRC or an adjoining country. The risk-based criteria includes, but is not limited to: (i) incomplete responses; (ii) apparent lack of supplier diligence; and (iii) inconsistencies in the data reported in the Template.

Support the development and implementation of independent third-party audits of smelters’ and refiners’ sourcing

As a downstream company, we do not have direct relationships with smelters or refiners that produce the Conflict Minerals within our supply chain. Accordingly, we rely on the RMI’s conflict-free smelters listing and do not perform or direct audits of these entities’ supply chains of Conflict Minerals.

Report on supply chain due diligence

This Report is publicly available in the investor relations section of our corporate website and is filed with the SEC.

Due Diligence Implementation and Results

In connection with our commitment to monitor the due diligence approach, we continue to evaluate whether further inquiry of any of our relevant direct suppliers would result in information that may differ from, or be inconsistent with, any of the responses provided to our questionnaire, which may give us reason to believe that the products supplied to us were sourced from the DRC or an adjoining country.

Based on the data provided by our relevant direct suppliers, we concluded that while there may have been Conflict Minerals utilized in some capacity within our supply chain, whether sourced from the DRC, adjoining countries or internationally recognized and compliant source countries; and therefore, as a downstream company, we were unable to determine the amount, if any, of the Conflict Minerals utilized in the manufacturing process during the reporting period. If, in fact, Conflict Minerals were utilized, the amount of these materials were not materially prevalent in the manufacture of our Equipment based on the due diligence procedures we performed.

Steps to be Taken to Further Mitigate Risk

Below are the steps that we intend to take, or will examine the possibility of taking, in order to improve the due diligence conducted and further mitigate any risk that Conflict Minerals in our Equipment could benefit armed groups in the DRC or an adjoining country:

•	Review our supply chain policy for minerals originating from conflict-affected and high risk areas;
•	Pursue the use of tools that help automate our supplier due diligence procedures; and
•	Continue to make available Conflict Mineral educational materials to all employees.

Forward-Looking Statements

This special disclosure report contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “project,” “may,” “should,” “will,” “likely,” “will likely result,” “will continue,” “future,” “plan,” “target,” “forecast,” “goal,” “observe,” “seek,” “strategy” and similar expressions to identify forward-looking statements. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those projected or assumed. If any of our assumptions prove to be incorrect, the results contemplated by the forward-looking statements regarding our future results of operations are unlikely to be realized.

These cautionary statements qualify our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This special disclosure report should be read in conjunction with our most recent Annual Report on Form 10-K and the information included in our other press releases, reports and other filings with the Securities and Exchange Commission (the “SEC”). Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

ANNEX I

Subject Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Gold	Abington Reldan Metals, LLC	UNITED STATES
Tungsten	ACL Metais Eireli	BRAZIL
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Tantalum	Jiujiang Janny New Material Co., Ltd	CHINA
Tin	ALMT Corp	BRAZIL
Tin	Alpha	UNITED STATES
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	ATI Tungsten Materials	CHINA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	AURA-II	UNITED STATES OF AMERICA
Gold	Aurubis AG	GERMANY
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	China National Gold Group Corporation	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Gold	Colt Refining	UNITED STATES
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Asaka Riken Co., Ltd	JAPAN
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL

Subject Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tantalum	D Block Metals, LLC	UNITED STATES
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Tin	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Gold	Elemetal Refining, LLC	UNITED STATES
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Tin	Estanho de Rondônia S.A.	BRAZIL
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Gold	Faggi Enrico S.p.A.	ITALY
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES

Subject Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tin	Global Tungsten & Powders Corp.	INDONESIA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tungsten	H.C. Starck GmbH	GERMANY
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Group	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Tungsten	HC Starck GmbH	GERMANY
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heimerle + Meule GmbH	KOREA, REPUBLIC OF
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Gold	Hydrometallurg, JSC	SUDAN
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Japan Mint	ITALY
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA

Subject Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	Kemet Blue Powder	UNITED STATES
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	L'azurde Company For Jewelry	RUSSIAN FEDERATION
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LS-NIKKO Copper Inc.	ANDORRA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corp	MALAYSIA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Materion	BRAZIL
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Tin	Melt Metais e Ligas S.A.	BRAZIL
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo Chimique	BELGIUM

Subject Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	Metallo-Chimique N.V.	BELGIUM
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Singapore) Pte., Ltd.	UGANDA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Tin	Mineração Taboca S.A.	BRAZIL
Tantalum	Mineração Taboca S.A.	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Tantalum	Mitsui Mining & Smelting	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tantalum	Molycorp Silmet A.S.	ESTONIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	AUSTRALIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Niagara Refining LLC	CHINA
Gold	Nihon Material Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Penglai Penggang Gold Industry Co., Ltd.	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tin	Phoenix Metal Ltd.	RWANDA
Tantalum	Plansee	AUSTRIA
Tantalum	Plansee SE Liezen	AUSTRIA

Subject Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tantalum	Plansee SE Reutte	AUSTRIA
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	CHILE
Tin	PT Alam Lestari Kencana	INDONESIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Gold	PT Refined Bangka Tin	BELGIUM
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Tantalum	QuantumClean	UNITED STATES
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Subject Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Gold	Royal Canadian Mint	CANADA
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Tin	Rui Da Hung	TAIWAN
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	SAFINA A.S.	ITALY
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	SGE Shanghai Gold Exchange	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tin	Soft Metais Ltda.	BRAZIL
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	SungEel MiMetal Co. Ltd	KOREA, REPUBLIC OF
Tantalum	Taki Chemicals	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tantalum	Telex Metals	UNITED STATES
Tin	Thaisarco	THAILAND
Tin	Thaisarco	THAILAND
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Tantalum	Tranzact, Inc.	UNITED STATES
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Tin	PT Bangka Serumpun	INDONESIA
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Subject Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Tin	Pongpipat Company Limited	MYANMAR
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi SA	SWITZERLAND
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Gold	WIELAND Edelmetalle GmbH	GERMANY
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Gold	Yokohama Metal Co., Ltd.	JAPAN
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA